Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-88301, 333-69755, 333-42262, 333-05651, and 333-52958) of Verilink Corporation of our report dated July 24, 2002, except for Note 14, as to which the date is September 3, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Birmingham, Alabama September 26, 2002